UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2008 (September 9, 2008)

Power-One, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29454	77-0420182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

740 Calle Plano Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

(805) 987-8741

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2008, Mr. Randall H. Holliday, Secretary and General Counsel of the Company, advised the Company that he has accepted an offer of employment with another company, and will leave the Company effective September 26, 2008.   Mr. Holliday will remain employed by the Company and will continue to serve as the Company’s Secretary and General Counsel until such date.

Item 8.01 Other Events

On September 9, 2008, the Company held a special meeting of stockholders to consider a proposal as set forth in the Company’s Definitive  Proxy Statement filed with the Securities and Exchange Commission on August 5, 2008, to approve an increase in the number of shares of common stock of the Company that are potentially issuable upon conversion of its 8% Senior Secured Convertible Notes due 2013 that were issued on June 17, 2008.  The proposal was approved by the Company’s stockholders at such special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-ONE, INC.
(Registrant)

		By:	/s/RANDALL H. HOLLIDAY
Date:	September 10, 2008		Randall H. Holliday
Secretary and General Counsel